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                                                                    EXHIBIT 4.19

                     FORM OF FIRST SUPPLEMENTAL INDENTURE

                            BANKAMERICA CORPORATION

                                       TO

                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION

                                                Trustee



                                  ------------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 1, 1994

                                  ------------



                           SUPPLEMENTAL TO INDENTURE
                          DATED AS OF NOVEMBER 1, 1991
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                          FIRST SUPPLEMENTAL INDENTURE


     First Supplemental Indenture (the "Indenture"), dated as of August 1, 1994, between BankAmerica Corporation, a Delaware corporation (hereinafter called the "Company"), having its principal office at Bank of America Center, 555 California Street, San Francisco, California 94104, and First Trust of California, National Association, a national banking association (hereinafter called "Trustee"), having its principal corporate trust office at 101 California Street, San Francisco, California 94111.

     The Company has previously executed and delivered to the Trustee's predecessor in interest an Indenture dated as of November 1, 1991 (hereinafter called the "Original Indenture"), providing for the issuance from time to time of one or more series of securities (herein called the "Debt Securities").

     The Company desires and has requested the Trustee pursuant to Section 901(5) of the Original Indenture to join with it in the execution and delivery of this Indenture in order to amend the Original Indenture in a First Supplemental Indenture as set forth herein with respect solely to series of Debt Securities created and issued on or after the date hereof.

     Section 901(5) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to change or eliminate any of the provisions of the Original Indenture, provided that any such change or elimination (a) shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (b) shall not apply to any Debt Security Outstanding.

     All things necessary to make this Indenture a valid agreement of the Company and the Trustee and a valid amendment to the Original Indenture have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Debt Securities of any series created and issued on or after the date hereof by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities of any such series:

     (a) that Subsection (5) of Section 501, "Events of Default", is hereby deleted; and

     (b) that nothing in this Indenture shall: (i) apply to, or alter the rights and remedies conferred by the Original
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Indenture upon, Debt Securities of any series created and issued prior to the date hereof or (ii) affect the rights, remedies and duties of the Trustee under the Original Indenture with respect to such Debt Securities.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                              BANKAMERICA CORPORATION



                                              By:___________________________
                                                   Senior Vice President
[Corporate Seal]

Attest:


- -------------------------
       Secretary
                                             FIRST TRUST OF CALIFORNIA,
                                               NATIONAL ASSOCIATION



                                             By:____________________________
                                                  Assistant Vice President
[Corporate Seal]

Attest:


- -------------------------
       Secretary
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STATE OF CALIFORNIA              )
                                 )ss.
CITY AND COUNTY OF SAN FRANCISCO )

     On this ____ day of August, 1994 before me, a notary public in and for said State, personally appeared SHAUN M. MAGUIRE, known to me to be a senior vice president of BANKAMERICA CORPORATION, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    ------------------------------------------
[NOTARIAL SEAL]                     NOTARY PUBLIC
                                    In and for the State of California with
                                    principal office in the City and County of San Francisco.

                                    My Commission Expires ___________________

STATE OF CALIFORNIA              )
                                 )ss.
CITY AND COUNTY OF SAN FRANCISCO )

     On this ____ day of August, 1994 before me, a notary public in and for said State, personally appeared ______________________, known to me to be an assistant vice president of FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    -------------------------------------------
[NOTARIAL SEAL]                     NOTARY PUBLIC
                                    In and for the State of California with
                                    principal office in the City and County of San Francisco.

                                    My Commission Expires _____________________